Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Gary Yusko
(212) 373-5311
WESTWOOD ONE, INC. REPORTS RESULTS FOR THE
FIRST QUARTER 2008
Revenue — $106.6 Million
Adjusted EBITDA — $11.1 Million
Net Loss — $5.3 Million
New York, NY May 7, 2008 — Westwood One, Inc. (NYSE: WON) a provider of analog and digital content, including news, sports, weather, traffic, video news services and other information, to the radio, TV and on-line industries, today reported its operating results for its first quarter ended March 31, 2008.
Revenue for the first quarter of 2008 decreased $7.4 million, or 6.5%, to $106.6 million compared with $114.0 million in 2006. The decrease in revenue is primarily attributable to lower audience and inventory levels, a reduction in the size of our sales force and increased competition. In the first quarter of 2008, we experienced revenue declines in both the National and Local/regional areas of our business, with National revenue declining 2.4% and Local/regional revenue decreasing 11.2%. The decrease in National revenue was principally attributable to a reduction in RADAR rated network inventory resulting from our affiliates experiencing audience declines, lower barter revenue related to programming agreements and planned reductions in affiliate compensation, partially offset by revenue generated from new program launches. The decrease in Local/regional revenue was principally related to a weak local ad marketplace primarily in the automotive, banking and real estate categories, a reduction in our sales force, a reduction in :10 second inventory units to sell and from increased competition from radio stations, partially offset by higher revenue from television inventory.
Adjusted EBITDA for the first quarter of 2008, defined as operating income plus depreciation and amortization, special charges, and non-cash stock-based compensation, was $11.1 million compared with $15.4 million in 2007, a decrease of $4.3 million, or 28.2%. The decline in Adjusted EBITDA was principally attributable to our decrease in revenue, partially offset by a slight reduction in operating costs, attributable to the cancellation of certain contracts in last year’s first quarter and lower commission and bad debt expense.
Westwood One’s President and CEO, Tom Beusse, stated, “We have just begun to make the necessary adjustments to and investments in our business to position us for growth. With the recent addition to our management ranks of Andrew Hersam, Chief Revenue Officer, we expect to significantly improve our sales efforts as well as rebuild and reorganize our sales staff throughout this year.” Mr. Beusse added, “The radio network marketplace continues to show growth in the current year to date period despite the weakness in the local and national marketplace. While we are still trailing the market growth, our bookings continue to show low to mid single digit improvement over last year. In addition, as a result of the consummation of the new CBS arrangement, we expect to see growth in the national audience that we sell to advertisers.”

Free cash flow, defined as net income plus depreciation and amortization, special charges, stock-based compensation, and amortization of deferred financing costs less capital expenditures, in the first quarter of 2008 decreased approximately $2.7 million to $5.4 million, or $0.06 per diluted share, compared with $8.1 million, or $0.09 per diluted share in 2007’s first quarter. Capital expenditures were approximately $3.7 million in the current quarter compared with $0.9 million in the first quarter of 2007. The increase in capital expenditures is attributable to costs we are incurring for a new distribution system for our national products and commercials.
Special charges in the first quarter of 2008 were $8.0 million compared with $0.4 million in the comparable quarter of 2007. Special charges in the current quarter were comprised of the $5.0 million payment made to CBS Radio in conjunction with the closing of the new long-term arrangement with CBS Radio as well as additional fees payable to outside advisors as a result of closing that arrangement. Special charges in the first quarter of 2007 were attributable to cost incurred with respect to the new CBS Radio arrangement.
Operating loss in the first quarter of 2008 increased $10.3 million to $3.0 million from operating income of $7.3 million in the first quarter of 2007. The higher loss is principally attributable to lower revenue and higher special charges, partially offset by the elimination of warrant amortization attributable to the CBS Radio warrants that were cancelled as part of the new CBS Radio arrangement and a reduction in operating costs.
Interest expense decreased $0.7 million, or 11.4%, to $5.4 million in 2008’s first quarter from $6.1 million in the comparable 2007 quarter, due to a reduction in debt levels and interest rates.
Income tax expense decreased $3.5 million to a benefit of $3.0 million in the first quarter of 2007 from an expense of $0.5 million in the first quarter of 2006.
Net loss for the first quarter was $5.3 million, or $0.06 per diluted common share, compared with net income in last year’s first quarter of $0.7 million, or $0.01 per diluted common share.
2008 Outlook
The Company expects 2008 revenue to increase low single digits and Adjusted EBITDA to decrease 15% - 20% as a result of making strategic investments in our core business. These investments will focus on increasing the audience we deliver to our advertisers and expanding our program offerings. We will also improve and expand our sales force. While improving these core elements of our business, we will increase our focus on developing content for use across all media platforms.

About Westwood One
Westwood One (NYSE: WON) is a platform-agnostic content company providing over 150 news, sports, music, talk, entertainment programs, features and live events to numerous media partners. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries and to the Web. This content includes news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. For more information please visit www.westwoodone.com.
Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both generally and relative to the broadcasting industry); advertiser spending patterns, including the notion that orders are being placed in close proximity to air, limiting visibility of demand; changes in the level of competition for advertising dollars; technological changes and innovations; fluctuations in programming costs; shifts in population and other demographics; changes in labor conditions; and changes in governmental regulations and policies and actions of federal and state regulatory bodies. Other key risks are described in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the year ending December 31, 2007. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
Adjusted EBITDA
The following tables set forth the Company’s Adjusted EBITDA for the three month periods ended March 31, 2008 and 2007. The Company defines “Adjusted EBITDA” as operating income (loss) from its Statement of Operations adjusted to exclude the following items: depreciation and amortization, stock-based stock compensation, special charges and goodwill impairment (when applicable). Adjusted EBITDA is not a performance measure calculated in accordance with Generally Accepted Accounting Principles (“GAAP”).
Adjusted EBITDA is used by the Company to, among other things, evaluate its operating performance, forecast and plan for future periods, value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Adjusted EBITDA is also used to determine compliance with its debt covenants.
Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Adjusted EBITDA as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted EBITDA excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the Securities and Exchange Commission (“SEC”), the Company provides below a reconciliation of Adjusted EBITDA to operating income, the most directly comparable amount reported under GAAP.
(In millions)

	Three Months Ended
	March 31,
	2008	2007
Adjusted EBITDA	$11.1	$15.4
Less:
Depreciation and amortization	4.0	5.0
Stock-based compensation	2.1	2.7
Special charges	8.0	0.4

Operating Income (Loss)	$(3.0)	$7.3

Free Cash Flow
Free cash flow is defined by the Company as net income (loss) plus depreciation and amortization, stock-based compensation, special charges and goodwill impairment (when applicable) less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the Company’s cash available to service debt and the Company’s ability to make strategic acquisitions and investments, maintain its capital assets, repurchase its common stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company’s ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Free cash flow per fully diluted weighted average Common shares outstanding is defined by the Company as free cash flow divided by the fully diluted weighted average Common shares outstanding.
As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. In arriving at free cash flow, the Company adjusts net cash provided by operating activities to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts net cash provided by operating activities (the most directly comparable GAAP financial measure) for capital expenditures, special charges, and deferred taxes, in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash provided by operating activities.

The following table presents a reconciliation of the Company’s net cash provided by operating activities to free cash flow:
(In millions except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
Net Cash Provided by Operating Activities	$(10.8)	$16.6
Plus (Minus)
Changes in assets and liabilities	12.4	(8.3)
Special charges	8.0	0.4
Deferred taxes	(0.5)	0.3
Less Capital expenditures	(3.7)	(0.9)

Free Cash Flow	$5.4	$8.1

Diluted weighted-average shares outstanding	89.4	86.1

Free Cash Flow per Share	$0.06	$0.09

WESTWOOD ONE, INC
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)

NET REVENUE	$106,627	$113,959

Operating Costs (includes related party expenses of $17,827 and $18,943, respectively)	94,229	97,435

Depreciation and Amortization (includes related party warrant amortization of $1,618 and $2,427, respectively)	3,976	5,031

Corporate General and Administrative Expenses (includes related party expenses of $656 and $830, respectively)	3,466	3,876

Special Charges	7,956	355

	109,627	106,697

OPERATING (LOSS) INCOME	(3,000)	7,262

Interest Expense	5,399	6,097
Other Income	(41)	—

(LOSS) INCOME BEFORE INCOME TAXES	(8,358)	1,165
INCOME TAX EXPENSE (BENEFIT)	(3,020)	450

NET (LOSS) INCOME	$(5,338)	$715

EARNINGS (LOSS) PER SHARE
COMMON STOCK
BASIC	$(0.06)	$0.01

DILUTED	$(0.06)	$0.01

CLASS B STOCK
BASIC	$—	$0.02

DILUTED	$—	$0.02

WEIGHTED AVERAGE SHARES OUTSTANDING:
COMMON STOCK
BASIC	89,423	86,072

DILUTED	89,423	86,079

CLASS B STOCK
BASIC	292	292

DILUTED	292	292

WESTWOOD ONE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,931	$6,187
Accounts receivable, net of allowance for doubtful accounts of $3,415 (2008) and $3,602 (2007)	101,378	108,271
Warrants, current portion	—	9,706
Prepaid and other assets	10,878	13,990

Total Current Assets	118,187	138,154

PROPERTY AND EQUIPMENT, NET	34,514	33,012
GOODWILL	464,114	464,114
INTANGIBLE ASSETS, NET	3,247	3,443
OTHER ASSETS	23,949	31,034

TOTAL ASSETS	$644,011	$669,757

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturity of long-term debt	$138,100	$—
Accounts payable	17,533	17,378
Amounts payable to related parties	16,390	30,859
Deferred revenue	4,621	5,815
Income taxes payable	—	7,246
Accrued expenses and other liabilities	30,001	29,562

Total Current Liabilities	206,645	90,860

LONG-TERM DEBT	201,783	345,244
OTHER LIABILITIES	6,209	6,022

TOTAL LIABILITIES	414,637	442,126

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock: authorized 10,000 shares, none outstanding	—	—
Common stock, $.01 par value: authorized, 300,000 shares; issued and outstanding, 101,352 (2008) and 87,105 (2007)	1,018	872
Class B stock, $.01 par value: authorized, 3,000 shares; issued and outstanding, 292 (2008 and 2007)	3	3
Additional paid-in capital	295,178	290,786
Unrealized gain on available for sale securities	8,503	5,955
Accumulated deficit	(75,328)	(69,985)

TOTAL SHAREHOLDERS’ EQUITY	229,374	227,631

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$644,011	$669,757

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) income	$(5,338)	$715
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,977	5,031
Deferred taxes	522	(257)
Non-cash stock compensation	2,123	2,755
Amortization of deferred financing costs	352	121

	1,636	8,365

Changes in assets and liabilities:
Accounts receivable	6,893	16,463
Prepaid and other assets	6,652	624
Deferred revenue	(1,194)	(591)
Income taxes payable and prepaid income taxes	(10,894)	(7,167)
Accounts payable and accrued expenses and other liabilities	620	(9,603)
Amounts payable to related parties	(14,469)	8,558

Net Cash (Used) Provided By Operating Activities	(10,756)	16,649

CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures	(3,664)	(906)

Net Cash Used In Investing Activities	(3,664)	(906)

CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of common stock	22,750	—
Borrowings under bank and other long-term obligations	—	10,000
Debt repayments and payments of capital lease obligations	(7,049)	(30,178)
Dividend payments	—	(1,731)
Deferred financing costs	(1,537)	—

Net Cash Provided By (Used in) Financing Activities	14,164	(21,909)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(256)	(6,166)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,187	11,528

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,931	$5,362